Exhibit h.2(iv)

AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment to the Administration Agreement (the “Amendment”) is made as of November 18, 2024, and effective as of September 1, 2024 (the “Effective Date”) by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”), and each management investment company and other fund identified on Schedule A to the Agreement (as defined below) (each such management investment company and other fund shall hereafter be referred to as a “Fund” or, collectively, the “Funds”). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement.

WHEREAS, the Administrator and the Funds entered into an Administration Agreement dated as of August 5, 2013 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1. The Agreement is hereby amended as follows:

(a)	Effective as of the Effective Date, Section 5 (Administration Services) is hereby deleted in its entirety and replaced with the following:

“5.	Administration Services

The Administrator shall provide the services listed on Appendix A attached hereto, subject to the authorization and direction of the Fund and, in each case where appropriate, the review and comment by the Fund’s independent accountants and legal counsel and in accordance with procedures which may be established from time to time between the Fund and the Administrator.

The Administrator shall perform such other services for the Fund that are mutually agreed to by the parties from time to time, for which the Fund will pay such fees as may be mutually agreed upon, including the Administrator’s reasonable out-of-pocket expenses. The provision of such services shall be subject to the terms and conditions of this Agreement.

The Administrator shall provide the office facilities and the personnel determined by it to be necessary to perform the services contemplated herein.”

(b)	Effective as of the date of this Amendment, new Section 26 (Delegation) is hereby added as follows:

1

“26. Delegation

(i) The Administrator shall have the right, without the consent or approval of the Funds, to employ agents, subcontractors, consultants and other third parties, whether affiliated or unaffiliated, to provide or assist it in the provision of any part of the services stated herein other than services required by applicable law to be performed by the Administrator (each, a “Delegate” and collectively, the “Delegates”). The Administrator shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if the Administrator had provided such services and committed such acts and omissions itself. Unless otherwise agreed in a Fee Schedule, the Administrator shall be responsible for the compensation of its Delegates.

(ii) The Administrator will provide each Fund with information regarding its global operating model for the delivery of the services on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Administrator that perform or may perform parts of the services, and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Funds may reasonably request from time to time.

(iii) With respect to the Fund Administration Tax Services as set forth on Appendix A attached hereto, each Fund acknowledges and agrees to execute and deliver to the Administrator a tax delegation consent in the form set forth as Appendix A-1 hereto, with such changes as the Administrator may require from time to time. While the parties anticipate that such consent will be valid as long as the Agreement remains in effect, in the event a Fund revokes its consent at any time or does not provide its consent as required hereunder, such Fund acknowledges and agrees that the Administrator may, without liability or prior notice, cease performing any or all of the Fund Administration Tax Services and may renegotiate the fees the Administrator charge for such Fund Administration Tax Services.

(iv) Nothing in this Section 26 shall limit or restrict the Administrator’s right to use affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the services. The Administrator will be liable to the Fund for the acts and ommissions of its Delegates as if it had committed such acts and ommissions itself.”

(c)	Effective as of the Effective Date, Schedule B is hereby deleted in its entirety.

(d)	Effective as of the Effective Date, Exhibit 1 is hereby deleted in its entirety.

2. Miscellaneous. Each of the parties hereto represents that this Amendment has been duly signed for and on behalf of such party by authority of its governing bodies and within the scope of its respective powers. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement. This Amendment is governed by, and shall be construed in accordance with, the laws governing the applicable Agreement. Signatures to this Amendment delivered by electronic communications shall be considered original signatures for purposes of the effectiveness hereof.

[Remainder of Page Is Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

BLACKSTONE ALTERNATIVE INVESTMENT FUNDS

By:
Name:
Title:

BLACKSTONE ALTERNATIVE MULTI-STRATEGY FUND

By:
Name:
Title:

BLACKSTONE ALTERNATIVE MULTI-STRATEGY SUB FUND II LTD.

By:
Name:
Title:

BLACKSTONE ALTERNATIVE MULTI-STRATEGY SUB FUND III L.L.C.

By:
Name:
Title:

BLACKSTONE ALTERNATIVE MULTI-STRATEGY SUB FUND IV L.L.C.

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

APPENDIX A

ADMINISTRATION SERVICES

Fund Administration Treasury Services

a.

Prepare for the review by designated officer(s) of the Funds’ financial information regarding the Fund(s) that will be included in the Funds’ semi-annual and annual shareholder reports, Form N-PORT reports, Tailored Shareholder Report and other quarterly reports (as mutually agreed upon), including tax footnote disclosures, where applicable;

b.	Prepare for the review by designated officer(s) of the Fund’s financial information required by Form N-1A, proxy statements and such other reports, forms or filings as may be mutually agreed upon;

c.

Prepare for the review by designated officer(s) of the Fund annual fund expense budgets, perform accrual analyses and roll-forward calculations, review budgets and recommend changes to fund expense accruals on a periodic basis, compute expense ratios, arrange for payment of each Portfolio’s expenses, review calculations of fees paid to each Portfolio’s investment adviser, custodian, fund accountant, distributor and transfer agent, and obtain authorization of accrual changes and expense payments;

d.

Provide periodic (at least monthly) testing of the Fund(s) with respect to compliance with the Internal Revenue Code’s mandatory qualification requirements (including each Fund’s status as a regulated investment company under subchapter M, as applicable), the requirements of the 1940 Act and limitations for the Portfolio(s) contained in the Registration Statement for the Fund(s) as may be mutually agreed upon, including quarterly compliance reporting to the designated officer(s) of the Fund as well as preparation of Board compliance materials;

e.

Prepare and furnish total return performance information for the Fund(s) or Portfolio(s), including such information on an after-tax basis, calculated in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by Fund management;

f.	Prepare and disseminate vendor survey information;

g.	Prepare and coordinate the filing of Rule 24f-2 notices, including coordination of payment;

h.	Provide sub-certifications in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Administrator;

i.

Provide periodic reports and reasonable documentation relating to the Administrator’s operating policies and procedures and compliance therewith for delivery to each Portfolio’s Chief Compliance Officer in connection with Rule 38a-1 under the 1940 Act;

j.	Maintain certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act, as may be mutually agreed upon;

k.	Reserved.

Fund Administration Legal Services

l.

Prepare the agenda and resolutions for all requested Board and committee meetings, make presentations to the Board and committee meetings where appropriate or upon reasonable request, prepare minutes for such Board and committee meetings and attend the Fund’s shareholder meetings and prepare minutes of such meetings;

m.	Organize, attend, and prepare minutes of shareholder meetings;

n.	Prepare and mail quarterly and annual Code of Ethics forms for Trustees who are not “interested persons” of the Fund under the 1940 Act (the “Independent Trustees”);

o.

Prepare and arrange for filing with the SEC the following documents: Form N-CSR, Form N-PX and all amendments to the registration statement, including updates of the Prospectus and SAI for the Portfolio(s) and any sticker supplements to the Prospectus and SAI for the Portfolio(s);

p.	Prepare and arrange for filing with the SEC proxy statements and tender offers and provide consultation on proxy solicitation and tender offer matters;

q.	Maintain general Board calendars and regulatory filings calendars;

r.	Maintain copies of the Fund’s Governing Documents;

s.	Assist in developing guidelines and procedures to improve overall compliance by the Fund;

t.	Assist the Fund in the handling of routine regulatory examinations of the Fund and work closely with the Fund’s legal counsel in response to any non-routine regulatory matters;

u.

Maintain awareness of significant emerging regulatory and legislative developments that may affect the Fund, update the Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

v.

Coordinate with insurance providers, including soliciting bids for Directors & Officers/Errors & Omissions (“D&O/E&O”) insurance and fidelity bond coverage, file fidelity bonds with the SEC and make related Board presentations;

Fund Administration Tax Services

For purposes of this section (Fund Administration Tax Services), the term “Fund” refers to Blackstone Alternative Multi-Manager Fund only.

w.	Prepare the Fund’s annual income tax provisions, including all tax financial statement disclosure, for review by the Fund’s independent accountants;

x.	Prepare the Fund’s annual excise tax provision for review by the Fund’s independent accountants;

y.

Prepare the Funds’ federal, state, and local income tax returns, federal excise tax returns, and extension requests for review by the Fund’s independent accountants and for review, execution, and filing by the Fund’s treasurer;

z.	Prepare the Fund’s annual Forms 1099-MISC for review by the Fund’s treasurer; mail forms 1099-MISC to recipients; electronically file Forms 1099-MISC with the Internal Revenue Service;

aa.

Preparation of the Fund’s annual shareholder reporting information relating to Form 1099-DIV, including, but not limited to, ICI Primary and Secondary Layouts, Qualified Dividend Income, Dividends Received Deduction, Alternative Minimum Tax, Foreign Tax Credit, and United States Government obligations;

bb.

Prepare annual recommendations as to the Fund’s income and capital gains available for distribution; calculate such distributions for the Fund in accordance with applicable regulations and the distribution policies set forth in the Fund’s registration statement, assist Fund management in making the final determination of distribution amounts; and

cc.	Participate in discussions of potential tax issues within the Fund or Portfolio with Fund management and the Fund’s or Portfolio’s audit firm.

Tax services, as described in “Fund Administration Tax Services” above and in this Agreement, do not include identification of passive foreign investment companies, qualified interest income securities, Internal Revenue Code Section 1272(a)(6) tax calculations for asset backed securities, or preparation of Form 1120-F (U.S. Income Tax Return of a Foreign Corporation).

Form N-PORT and Form N-CEN Support Services

dd.	The Administrator shall perform the services set forth in Schedule C to this Agreement.

APPENDIX A-1

CONSENT TO DISCLOSE TAX RETURN INFORMATION

Federal law prohibits our disclosing, without your consent, your federal tax return information to third parties or our use of that information for purposes other than the preparation of your return.

Subject to the terms and conditions of the Administration Agreement dated August 5, 2013 (the “Administration Agreement”) between INTERNATIONAL FUND SERVICES (N.A.), L.L.C. (“we” or “State Street”) and those entities set forth on Schedule A thereto (“you” or the “Customer”), we may subcontract portions of our Fund Administration Tax Services (the “Tax Services”) to State Street affiliates and/or other subcontractors. By signing below, you hereby authorize us to provide any and all information, including your entire tax return information for all past, present, and future years, that we receive in connection with this engagement to the State Street affiliates listed on Appendix A-2, for the purpose of providing the Tax Services set forth in the Administration Agreement and for related administration and regulatory compliance purposes.

Your consent will be valid as long as the Administration Agreement remains in effect. Notwithstanding the foregoing, you may revoke your consent with regards to Tax Services at any time by providing written notice to us. By signing below, you agree that if you revoke your consent we may refuse to perform Tax Services and/or alter the fees we charge for such Tax Services.

In lieu of consenting to this disclosure, you have the right to request a more limited disclosure of tax return information. In the event that the service model changes as a result of your revocation or limitation on this consent, you agree to negotiate an equitable adjustment to the applicable fee schedule in good faith.

BLACKSTONE ALTERNATIVE INVESTMENT FUNDS

By:
Name:
Title:

BLACKSTONE ALTERNATIVE MULTI-STRATEGY FUND

By:
Name:
Title:

BLACKSTONE ALTERNATIVE MULTI-STRATEGY SUB FUND II LTD.

By:
Name:
Title:

BLACKSTONE ALTERNATIVE MULTI-STRATEGY SUB FUND III L.L.C.

By:
Name:
Title:

BLACKSTONE ALTERNATIVE MULTI-STRATEGY SUB FUND IV L.L.C.

By:
Name:
Title:

APPENDIX A-2

•	STATE STREET CORPORATE SERVICES MUMBAI PRIVATE LIMITED

•	KPMG LLP

•	KPMG GLOBAL SERVICES PRIVATE LIMITED (KGS)